As filed with the Securities and Exchange Commission on February 11, 2021.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CODIAK BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	47-4926530
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(617) 949-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas E. Williams, Ph.D.

President and Chief Executive Officer

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(617) 949-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Davis Daniel A. Lang Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800	Linda C. Bain Yalonda Howze 35 CambridgePark Drive, Suite 500 Cambridge, MA 02140 (617) 949-4100	Patrick O’Brien Thomas J. Danielski Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-252888

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.0001 par value per share	287,500	$23.19	$6,667,125.00	$727.39

(1)

Represents only the additional number of shares being registered and includes 37,500 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252888).

(2)

The registration fee is calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant’s common stock as reported by the Nasdaq Global Market on February 4, 2021. The registrant previously registered securities at an aggregate offering price not to exceed $66,671,250 on a Registration Statement on Form S-1 (File No. 333-252888), which was declared effective by the Securities and Exchange Commission on February 11, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $6,667,125.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Codiak BioSciences, Inc. (the “Registrant”) by 287,500 shares, 37,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1 , as amended (File No. 333-252888) (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 11, 2021, are incorporated by reference into this Registration Statement. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Ernst and Young LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252888), originally filed with the Securities and Exchange Commission on February 9, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on the 11th day of February, 2021.

CODIAK BIOSCIENCES, INC.

By:	/s/ Douglas E. Williams
Name:	Douglas E. Williams, Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Douglas E. Williams	Chief Executive Officer, Director	February 11, 2021
Douglas E. Williams, Ph.D.	(Principal Executive Officer)

/s/ Linda C. Bain	Chief Financial Officer (Principal	February 11, 2021
Linda C. Bain	Financial and Accounting Officer)

*	Chairman of the Board	February 11, 2021
Steven Gillis, Ph.D.

*	Director	February 11, 2021
Karen Bernstein, Ph.D.

*	Director	February 11, 2021
Charles L. Cooney, Ph.D.

*	Director	February 11, 2021
Jason Haddock

*	Director	February 11, 2021
Theo Melas-Kyriazi

*	Director	February 11, 2021
Briggs W. Morrison, M.D.

*By:	/s/ Douglas E. Williams
Douglas E. Williams, Ph.D.
Attorney-in-Fact